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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Individual Stock Option Agreements Granted Under the CDuctive.com Inc. 1998 Amended and Restated Stock Option Plan and Assumed by EMusic.com Inc. of our report dated January 26, 1999, with respect to the consolidated financial statements of Tunes.com Inc. and to our report dated June 22, 1998 with respect to the financial statements of Tunes Network, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-88969) and related Prospectus of EMusic.com Inc. filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Chicago, Illinois
January 10, 2000